Exhibit 10.76
June 6, 2006
Mr. Rob Goff
113 Jerdone Place
Yorktown, VA 23692

Re:	Amendment to Offer of Promotion,
Dated February 20, 2004 (the “Offer Letter”)
Dear Rob,
This letter amends the above-referenced Offer Letter for the purpose of extending the term of eligibility for severance under Section 1 and clarifying the terms of Section 3. Accordingly, the Offer Letter shall be amended as follows:
1. The first sentence of Section 1 shall be deleted and replaced with the following: “If, from the Effective Date until and including December 20, 2007, the Company terminates Employee’s employment without Cause (as defined below), the Company shall make a lump-sum severance payment to Employee equal to one year of Annual Base Salary as of the Date of Termination as defined below.”
2. The first paragraph of Section 3 shall be deleted and replaced with the following:
“Eligibility for Change of Control Benefits. If Employee terminates employment (for reasons other than set forth in Section 3D below) with any successor or assign (or any of their respective affiliates) of the Company at any time during the twenty four (24) month period beginning on the effective date of a Change in Control (the “Protection Period”), he shall be entitled to the Change of Control Benefits described in Section 2. If during the Protection Period, Employee terminates his employment for Good Reason (as defined below) by delivering to the successor or assign of the Company (or its respective affiliate), as applicable, each no later than thirty (30) days after learning of the occurrence of an event constituting Good Reason: (i) a Preliminary Notice of Good Reason (as defined below); and (ii) a Notice of Termination (as defined below); Employee shall have the right, in his sole and reasonable discretion, to receive the Change of Control Benefits. For purposes of this Agreement, the following terms shall have the respective meanings:”

Mr. Rob Goff
June 6, 2006

     In addition, a new Section 3D shall be inserted as follows:
“D. Notwithstanding any other provision under this Agreement, Employee shall not be entitled to receive Change of Control Benefits in the event that: Company’s successor or assign (or any of its respective affiliates) terminates Employee’s employment for Cause (as defined below); (ii) Employee dies (in which case the Company shall pay to Employee’s heir or personal representatives, as the case may be, six (6) monthly payments, each equal to one-twelfth (1/12) of Employee’s then-current salary, commencing with the first calendar month after termination); (iii) Employee is determined to be totally and permanently disabled (in which case the Company shall pay to Employee six (6) monthly payments, each equal to one-twelfth (1/12) of Employee’s then-current salary less any payments under the Company’s long term disability insurance plan that Employee receives or is entitled to receive in each such month, commencing with the first calendar month after termination); (iv) the Company’s successor or assign (or any of its respective affiliates) terminates Employee’s employment without cause (in which case the Company shall make a lump-sum severance payment to Employee equal to one year of Annual Base Salary as of the Date of Termination); or (v) Employee resigns other than for Good Reason (in which case the Company shall have no further obligations to Employee under this Agreement, including without limitation payment of future compensation or benefits). In any such event, Employee, in addition to any benefits payable in accordance with this Agreement, shall be entitled only to his salary and benefits accrued or earned and vested under other plans, programs, policies, practices and coverage of the Company’s successor or assign (or any of its respective affiliates).”
3. All other terms and conditions of the Offer Letter shall remain the same.
By our mutual signatures below, you and the Company agree to the terms of this letter.
We look forward to continue success. If you have any questions, please call me at (703-269-3487).
Yours very truly,

Mr. Rob Goff
June 6, 2006

/s/ Stacy Mendler
Stacy Mendler
Executive Vice President
I accept this Amendment to Offer of Promotion and agree to the above terms.

/s/ Leroy R. Goff	6/6/06

Signature	Date

3